UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2024

OCULAR THERAPEUTIX, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-36554	20-5560161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Crosby Drive

Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 357-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OCUL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated With Exit or Disposal Activities.

On May 29, 2024, the board of directors (the “Board”) of Ocular Therapeutix, Inc. (the “Company”) approved a strategic reduction in force to eliminate 37 full-time employees of the Company, primarily in research and development and technical operations and representing approximately 13% of the Company’s workforce, as part of an initiative to prioritize Company resources on the clinical development of AXPAXLI™ (axitinib intravitreal implant, also known as OTX-TKI) for the treatment of wet age-related macular degeneration.

The Company currently expects to substantially complete the reduction in force and to record the related restructuring charges in the second quarter of 2024. The Company anticipates incurring total restructuring costs of approximately $1.0 to $2.0 million, which includes garden leave, severance benefits and related costs and which are expected to result in cash expenditures during the second and third quarters of 2024. The Company is continuing to review its business plan and the potential impact of the reduction in force and is unable to estimate any additional restructuring costs or charges at this time. If the Company subsequently determines that it will incur additional significant costs and restructuring charges, it will amend this Current Report on Form 8-K to disclose such information.

Cautionary Note on Forward-Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans, and prospects for the Company, including the impact of and restructuring costs and potential future savings associated with the Company’s reduction in force; the development and regulatory status of the Company’s product candidates; the Company’s cash runway and the sufficiency of the Company’s cash resources; and other statements containing the words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “goal”, “may”, “might”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue”, and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s preclinical and clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, uncertainties as to the impact of the reduction in force, including whether it will result in the anticipated savings; the timing and costs involved in commercializing DEXTENZA or any product or product candidate that receives regulatory approval; the ability to retain regulatory approval of DEXTENZA or any product or product candidate that receives regulatory approval; the initiation, design, timing, conduct and outcomes of the Company’s clinical trials; uncertainties inherent in estimating the Company’s cash runway, future expenses and other financial results, including its ability to fund future operations; the Company’s existing indebtedness and the ability of the Company’s creditors to accelerate the maturity of such indebtedness upon the occurrence of certain events of default; the Company’s ability to enter into strategic alliances or generate additional funding on a timely basis, on favorable terms, or at all; and other factors discussed in the “Risk Factors” section contained in the Company’s quarterly and annual reports on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date of this Current Report on Form 8-K. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULAR THERAPEUTIX, INC.

Date: June 3, 2024	By:	/s/ Donald Notman
Donald Notman
Chief Financial Officer